Exhibit 99.1
For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Announces Expiration and Results of Private Exchange Offer For 9.75% Senior Notes Due 2010

Natchez, MS (November 23, 2009) -- Callon Petroleum Company (NYSE: CPE), announced today the expiration and results of its offer to exchange any and all of its outstanding 9.75% Senior Notes due 2010 (the “Senior Notes”).  The exchange offer, which was originally scheduled to expire on November 18, 2009 but was extended to allow time to complete qualification under the Trust Indenture Act, expired at 5:00 p.m., New York City time, on November 23, 2009. The settlement date of the exchange offer is expected to be November 24, 2009.

As of the expiration date, according to the depositary for the exchange offer, the Company received valid tenders from holders of approximately $184 million aggregate principal amount of Senior Notes. The Senior Notes validly tendered and accepted will be exchanged into approximately $138 million in principal amount of 13% Senior Secured Notes due 2016 and 3,793,928 shares of common stock and 310,412 shares of convertible preferred stock.

Each share of convertible preferred stock will be automatically convertible by the company into ten shares of common stock following shareholder approval of, and the filing of, an amendment to the company’s charter increasing the number of authorized shares of common stock as necessary to accommodate such conversion. In addition, under the rules of the New York Stock Exchange, the shareholders must approve the issuance of the shares upon conversion of the convertible preferred stock. The Exchange Notes will be secured by a second lien on substantially all of the company’s oil and gas properties until such time as certain conditions are met.

The securities to be offered have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The company has relied on Section 3(a)(9) of the Securities Act to exempt the exchange offer from the registration requirements of the Securities Act.

This news release may be deemed to be solicitation material in respect of the potential proposal to shareholders to approve the issuance of the common stock upon conversion of the convertible preferred stock and to increase the number of authorized shares of common stock of Callon Petroleum Company. Callon has filed a preliminary proxy statement with the SEC and, if it determines to present such proposal to its shareholders, the company would file with the SEC a final proxy statement and other relevant materials. Shareholders are urged to read the proxy statement, and any other relevant materials filed by the company, as they will contain important information. Once the materials are filed with the SEC, they will be available free of charge at the SEC’s website – www.sec.gov. The company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the company’s shareholders in favor of any such proposal. Shareholders may obtain information regarding the direct and indirect interest of the company and its executive officers and directors with respect to the proposal by reading the proxy statement, if and when filed with the SEC.

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties primarily in the Gulf Coast region.  Callon’s properties and operations are geographically concentrated in Louisiana, Texas and the offshore waters of the Gulf of Mexico.

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statements. These factors include, but are not limited to, the company’s ability to raise substantial capital to repay outstanding notes and fund operations, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The company assumes no obligation to update these forward-looking statements.